                                 EXHIBIT 10.2

                            SUBSCRIPTION AGREEMENT



   This Subscription Agreement, dated as of August 12, 1998, is by and among, SHOPPING.COM, INC., a California corporation (the "Company"), and PREMIERE RADIO NETWORKS, INC., a Delaware corporation (the "Shareholder").


                                   ARTICLE I

                                  SUBSCRIPTION

   1.1 SUBSCRIPTION. Subject to the terms and conditions set forth herein, the Shareholder hereby subscribes for and agrees to purchase 66,667 shares of Common Stock of the Company (the "Shares") at the purchase price per share of $15.00 (the "Subscription Price") in consideration for radio advertising services, valued at $1,000,000, acquired by the Company from the Shareholder on August 12, 1998. Exhibit A hereto sets forth $1,000,000 of advertising time to be provided. The Subscription Price shall be payable on a date mutually acceptable to the parties that is within five days of the date of execution of this agreement (the "Closing Date"). Upon receipt of the Subscription Price for the Shares, the Company shall cause its transfer agent to issue to the Shareholder, within five days of the Closing Date, a -certificate representing the Shares. The Company represents and warrants to the Shareholder that, upon payment and issuance and delivery of the Shares in accordance with this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

   1.2 ADDITIONAL SHARES. If on August 12, 1999, the average closing price of the Company's Common Stock for the previous ten trading days (the "Average Closing Price") is less than $15.00 per share (as adjusted for any stock splits or recapitalization), then the Company shall issue additional shares of Common Stock to the Shareholder (the "Additional Shares") in an amount equal to (i) $1,000,000 divided by the Average Closing Price minus (ii) 66,667, provided, however that the Company shall not be obligated in any case to issue more than 133,333 Additional Shares; provided further that if the Shareholder shall have sold any of the Shares prior to August 12, 1999, then the number of Additional Shares to be issued shall be reduced by a number of shares equal to the product of (x) the proceeds received by Seller on account of such sale, divided by (y) the Average Closing Price.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company hereby represents and warrants as of the date hereof that:

   2.1 ORGANIZATION; GOOD STANDING; QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted, to execute and deliver this Agreement, to issue and sell the Shares at the Closing, and the Additional Shares when due and to carry out the provisions of this Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties, prospects or financial conditions.

   2.2 CAPITALIZATION; SUBSIDIARIES. The Company has the authority to issue 20,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Company has at least 200,000 authorized and unissued shares of Common Stock. The Company will reserve 133,333 shares of its authorized and unissued Common Stock at all times for issuance pursuant to Section 1.2 hereof.

   2.3 AUTHORIZATION. All Corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, issuance, sale and delivery of the Shares and the Additional Shares (together, the "Purchased Shares") being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by or relating to the availability of specific performance, injunctive relief, or other equitable remedies.

   2.4 VALID ISSUANCE OF SHARES. The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

   2.5 NO CONFLICT. The execution, delivery and performance by the Company under this Agreement and the issuance and delivery of the Purchased Shares do not and will not (a) violate the articles of incorporation or bylaws of the Company or any order, judgment or decree of any governmental or regulatory authority or agency binding upon the Company or upon any assets of the Company, (b) violate any provision of law, or any rules or regulations of any governmental or regulatory body, department or agency, applicable to the Company of which the Company is aware,
(c) violate, conflict with, result in a material breach or constitute a default under any contract or other agreement to which the Company is a party or (d) require the approval of any person under any material indenture, mortgage, instrument, contract or other agreement to which the Company is a party.

   2.6 GOVERNMENTAL CONSENTS. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal government authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement, the offer, sale or issuance of Purchased Shares by the Company, except such filings which will be made prior to the Closing, except that any notices of sale required to be filed with the Securities Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

   2.7 LITIGATION. There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Agreement, or the consummation of the transactions contemplated hereby.

   2.8 DISCLOSURE; REPORTS AND FINANCIAL STATEMENTS. The Company has provided Shareholder with all the information reasonably available to it without undue expense that Shareholder has requested for deciding whether to purchase the Common Stock. The Company has previously furnished Shareholder with true and complete copies of its most recent reports on Form 10-KSB for the year ended January 31, 1998, on Forms 8-K filed subsequently thereto and on Form 10-QSB for the interim period ended April 30,1998 and the proxy statement for the Company's 1998 Annual Meeting of Shareholders (the "SEC Reports"). The Company's SEC Reports have been filed with the SEC and as of such date and to the best of the Company's knowledge, the SEC Reports complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such the Company SEC Reports. As of their respective dates and to the best of the Company's knowledge, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein. The financial statements contained in the SEC Reports have been prepared in accordance with generally accepted accounting principles, except for the absence of footnotes from interim period statements and customary year-end adjustments, and present fairly the financial position and results of operations of the Company as of the applicable dates thereto.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

   The Shareholder hereby represents, warrants, acknowledges and agrees as follows:

   3.1 INVESTMENT INTENT. The Shareholder is the sole and true party in interest and is acquiring the Purchased Shares for its own account, for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of the Purchased Shares. No other person has any direct or indirect beneficial ownership interest in the Purchased Shares.

   3.2 NO REGISTRATION UNDER FEDERAL OR STATE SECURITIES LAWS. The Shareholder acknowledges that the Shares have not and the Additional Shares when issued will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws, and that the Company's reliance on such exemptions is predicated on the accuracy and completeness of the Shareholder's representations, warranties, acknowledgments and agreements herein. Accordingly, the Purchased Shares may not be offered, sold, transferred, pledged or otherwise disposed of by the Shareholder without an effective registration statement under the Securities Act and any applicable state securities laws or an opinion of counsel to the Company that the proposed transaction will be exempt from registration.

   3.3 RESTRICTIONS ON RESALE. The Shareholder acknowledges that since the Shares are not and the Additional Shares will not be registered under the Securities Act and applicable mate securities laws, they must be held by the Shareholder indefinitely unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from registration is available. The Shareholder acknowledges that except as set forth in Article IV, the Company is not required to register the Purchased Shares under the Securities Act or any applicable state securities law or to make any exemption from registration available. The Shareholder acknowledges that to the extent the exemption from registration provided by Rule 144 under the Securities Act becomes available for the resale of the Purchased Shares, any such resales may be made only in accordance with the terms and conditions of that rule, including, among other things, the existence of a public market for the Purchased Shares, the availability of current public information about the Company, the resale occurring not less than two years after the Purchased Shares were purchased and paid for, the sale being effected in a specified manner and the number of Purchased Shares being sold not exceeding specified limitations.

   3.4 RESTRICTIVE LEGEND AND STOP TRANSFER ORDER. The Shareholder acknowledges that the certificates representing the Purchased Shares will bear the following legends:

        "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. The shares may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel for the Company that the proposed transaction will be exempt from such registration."

        "The shares evidenced by this certificate are subject to the terms of certain Subscription Agreements by and between Shopping.Com, Inc. and Premiere Radio Networks, Inc., effective as of August 12,1998, a copy of which is on file at the principal office of the Corporation. The sale, transfer or other disposition of such shares is subject to the terms of said agreement and such shares are transferable only upon proof of compliance therewith."

The Shareholder further acknowledges that the Company reserves the right to place a stop order against the certificate representing the Purchased Shares and to refuse to effect any transfers there of in the absence of an effective registration statement with respect to the Purchased Shares or in the absence of an opinion of counsel to the Company that such transfer is exempt from registration under the Securities Act and under applicable state securities laws and that the Corporation is authorized to refuse to honor any transfer or alienation of any shares of Common Stock unless and until it is satisfied that the transfer is in compliance with the terms of this Agreement.

   3.5 INVESTMENT EXPERIENCE; ACCREDITED INVESTOR. The Shareholder has knowledge and experience in financial and business matters so that the Shareholder is capable of evaluating the merits and risks of its investment in the Company and of protecting its own interests in connection therewith. The Shareholder acknowledges and represents to the Company that it is an "Accredited Investor," under Rule 501(a)(3) under the Securities Act, by reason of the fact that the Shareholder is a corporation with total assets in excess of $5,000,000.

   3.6 ACCESS TO INFORMATION. The Shareholder has had the opportunity to review all documents and information which the Shareholder has requested concerning its investment in the Company. The Shareholder has had the opportunity to ask questions of the Company's management, which questions were answered to its satisfaction. The

Shareholder has, relied only on the SEC Reports and the foregoing information in determining to make its investment in the Company.

   3.7 INVESTMENT RISKS. The Shareholder acknowledges that an investment in the Company involves substantial risks. The Shareholder is able to bear the economic risk of its investment for an indefinite period of time.

   3.8 COMMISSIONS AND ADVERTISING. The Shareholder has not received any public media advertisements and has not been solicited by any form of mass mailing solicitation, including any leaflet, public promotional meeting, television or radio advertisement or other form of general advertising.


                                  ARTICLE IV
                              REGISTRATION RIGHTS

   The Company covenants and agrees as follows:

   4.1  DEFINITIONS.  For the purposes of this Agreement:

        "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

        "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section
   4.10 hereof.

        "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

        "Registrable Securities" means (i) the Purchased Shares, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the Purchased Shares, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 4 are not assigned.

   4.2 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issued upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 4.5, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered, unless (i) the proposed registration is being made following demand by shareholders other than the Shareholder pursuant to a contract with the Company and (ii) the Company is restricted from registering some or all of such Registrable Securities pursuant to Such contract.

   4.3 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

   4.4 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section
4.2 for each Holder (which right may be assigned as provided in Section 4.10), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

   4.5 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 4.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of Registrable Securities requested by shareholders to be included in such offering exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering, only that number of Registrable Securities which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall the amount of securities of the selling Holders included in the offering of the Company's securities be less than 25 percent of the number of shares originally requested to be included. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

   4.6 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

   4.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 4:

        (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect, thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"); (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 4.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it, arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

        (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state i law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 4.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 4.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 4.7(b) exceed the gross proceeds from the offering received by such Holder.

        (c) Promptly after receipt by an indemnified party under this Section
   4.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.7.

        (d) If the indemnification provided for in this Section 4.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

        (e) Notwithstanding the foregoing, to the extent. that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering am in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

        (f) The obligations of the Company and Holders under this Section 4.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

   4.8 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act aud any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

        (a) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

        (b) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

   4.9 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

        (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

        (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 4.9: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $25,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the

   Holder or Holders under this Section 4.9; provided, however, that the Company shall not utilize this right more than once it any twelve month period; (4) if the Company has, within the 12 month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 4.9; (5) if such registration would require an additional audit of the financial statements of the Company; or (6) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

        (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 4.9, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees, and disbursements of counsel for the selling Holder or Holders and counsel for the Company, shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration.

   4.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 4.10 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 4.11 below;
(c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act; and (d) the Company consents to such transfer, which consent shall not be unreasonably withheld.

   4.11 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the date of the first sale to the public pursuant to a registration statement of the Company filed under the Act pursuant to this Agreement, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to, sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

        (a) all officers and directors of the Company enter into similar agreements; and

        (b) such market stand-off time period shall not exceed 180 days. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

   Notwithstanding the foregoing, the obligations described in this Section 4.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future.


                                   ARTICLE V

                                 MISCELLANEOUS

   5.1 ENTIRE UNDERSTANDING. This Subscription Agreement states the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof.

   5.2 PARTIES IN INTEREST. This Subscription Agreement, upon acceptance by the Company, shall bind, benefit, and be enforceable by and against each parry hereto and its successors, assigns, heirs, administrators and executors.

   5.3 SEVERABILITY. If any provision of this Subscription Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

   5.4 SECTION HEADINGS. Article and section headings in this Subscription Agreement are for convenience of reference only, do not constitute a part of this Subscription Agreement, and shall not affect its interpretation.

   5.5 REFERENCES. All words used in this Subscription Agreement shall be construed to be of such number and gender as the context requires or permits. Unless a particular context clearly provides otherwise, the words "hereof" and "hereunder" and similar references refer to this Subscription Agreement in its entirety and not to any specific Section or subsection.

   5.6 CONTROLLING LAW. THIS SUBSCRIPTION AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

   5.7 NOTICES. All notices under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed by registered or certified mail, addressed to the party to which notice is given, to the address set forth above (in the case of the Corporation) and at the address set forth on the signature pages to this Agreement in the case of the Shareholder, or to such changed address as such party may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt.

   5.8 ARBITRATION. The parties waive their right to seek remedies in court, including any right to a jury trial. The parties agree that in the event of any dispute arising between or among any of the parties in connection with this Agreement, such dispute shall be settled only by arbitration to be conducted only in Los Angeles County or Orange County, in accordance with the rules of the American Arbitration Association ("AAA") applying the laws of California. The parties agree that such arbitration shall be conducted by one or more refired judges who were or are active in the securities business or are experienced in dispute resolution regarding the securities business, that prearbitraiton discovery shall be limited to the greatest extent provided by the rules of AAA, that the arbitration award shall not include factual findings or conclusions of law, and that no punitive damages shall be awarded. The parties understand that any party's right to appeal or to seek modification of rulings in an arbitration is severely limited. Any award rendered by the arbitrators shall be final and binding and judgment may be entered upon it in any court of competent jurisdiction at the time such award is rendered.

   IN WITNESS WHEREOF, the Shareholder has executed this Subscription Agreement as of the date first written above.


SHAREHOLDER:                          PREMIERE RADIO NETWORKS, INC.


                                      By: ______________________________________
                                          Title: _______________________________


                                      Address:  15620 Ventura Boulevard, 5th
                                                Floor Sherman Oaks, CA 91403
                                                Attention:  President


   The Company hereby accepts the foregoing subscription and acknowledges receipt of the Subscription Price as of the date set forth thereon.

                                      SHOPPING.COM, INC.


                                      By: ______________________________________
                                          Title: _______________________________


                                      Address:  2101 East Coast Highway
                                                Corona Del Mar, CA  92625
                                                Attention:  President